UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2010

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010, the Compensation Committee of ANSYS, Inc. (the “Company”) approved an amendment and restatement of the ANSYS, Inc. Long-Term Incentive Plan, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2010, to clarify the performance targets contained therein. The ANSYS, Inc. Amended and Restated Long-Term Incentive Plan (the “Amended and Restated Long-Term Incentive Plan”) continues to include performance targets that are based upon the percentage return per share of the Company’s common stock over a three-year period (the “Total Shareholder Return”) as compared to the median percentage appreciation of the NASDAQ Composite Total Returns Index (the “Index”) over the same period of time. The Amended and Restated Long-Term Incentive Plan provides, however, that the potential earned awards will be based on a continuous range of payouts (rather than fixed cliff payouts) once the Total Shareholder Return for any performance measurement period equals or exceeds 90% of the Index appreciation, up to a maximum payout of 100% of a target award if the Total Shareholder Return for any performance measurement period equals or exceeds 110% of the Index appreciation.

The foregoing discussion is qualified in its entirety by reference to the copy of the Amended and Restated Long-Term Incentive Plan, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	ANSYS, Inc. Amended and Restated Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, INC.

Date: August 5, 2010	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	ANSYS, Inc. Amended and Restated Long-Term Incentive Plan.